EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

MISCOR Group, Ltd. and Subsidiaries

Massillon, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-143963, No. 333-143962, and No. 333-141537) of MISCOR Group, Ltd. and Subsidiaries of our report dated March 15, 2013, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Kalamazoo, Michigan

March 15, 2013